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EXHIBIT 3.1


                      CORPORATE ACCESS NUMBER: 2011033244


                                    ALBERTA

                           BUSINESS CORPORATIONS ACT



                                  CERTIFICATE

                                       OF

                                 INCORPORATION



                          EMISSION DIFFERENTIALS LTD.
                   WAS INCORPORATED IN ALBERTA ON 2004/04/20.






                                                [REGISTRAR OF CORPORATIONS SEAL]


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                                                                  APRIL 20, 2004

NAME OF COMPANY:                       EMISSION DIFFERENTIALS LTD.
INCORPORATION DATE:                    APRIL 20, 2004
CORPORATE ACCESS NUMBER:               2011033244
DMBH REGISTERED OFFICE?                YES
MINUTE BOOK:                           NO
CORPORATE SEAL:                        NO
FILE NO.                               35449

                       CORPORATE ORGANIZATIONAL MEMORANDUM
                                       ***
***** THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN COMPILED FOR CONVENIENCE OF REFERENCE ONLY, THOUGH ALL EFFORTS ARE MADE TO KEEP SAME UPDATED, IT SHOULD NOT BE RELIED UPON FOR ITS ACCURACY*****

1.   DIRECTORS:
     NAME             ADDRESS                       DATE OF APPOINTMENT
     ----             -------                       -------------------

JIM DURWARD       3632 - 13 STREET SW,
                  CALGARY, AB T2T 3R1               APRIL 20, 2004
RYAN SAYERS       138 ARBOUR VISTA CLOSE NW,
                  CALGARY, AB T3G 5P5               APRIL 20, 2004

2.   OFFICERS:
     NAME                  OFFICE
     ----                  ------
     JIM DURWARD           President
     RYAN SAYERS           Secretary/Treasurer

3.   SHAREHOLDERS:
     NAME                   NUMBER AND KIND OF SHARES           DATE OF ISSUE
     ----                   -------------------------           -------------
PUROIL TECHNOLOGY INC.   18,000,000 CLASS "A" VOTING COMMON     APRIL 20, 2004

4.   ACCOUNTANTS:
     NAME                  ADDRESS
     ----                  -------

5    BANKERS:
     NAME                     ADDRESS (BRANCH)
     ----                     ----------------

6.   FISCAL YEAR END (IF APPLICABLE)

7.   SIGNING AUTHORITY:
        RE: Banking Documents               President and/or Secretary/Treasurer
        RE: General Company Contracts, etc. President and/or Secretary/Treasurer

8.   BOOKS OF ACCOUNT KEPT AT:

9.   AUDITOR DISPENSED WITH:                  YES               NO
10.  RESTRICTIONS ON SHARE TRANSFER:          YES               NO
11.  EXTRA-PROVINCIAL REGISTRATION:           YES               NO

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                            ARTICLES OF INCORPORATION
                                       FOR
                           EMISSION DIFFERENTIALS LTD


SHARE STRUCTURE:                    SEE ATTACHED SCHEDULE "A"

SHARE TRANSFERS RESTRICTIONS:       NO SHARES OF THE CORPORATION SHALL BE
                                    TRANSFERRED WITHOUT THE APPROVAL OF THE
                                    DIRECTORS OF THE CORPORATION AS EVIDENCED
                                    BY A RESOLUTION OF THE DIRECTORS OF THE
                                    CORPORATION.

NUMBER OF DIRECTORS:

MIN NUMBER OF DIRECTORS:            1

MAX NUMBER OF DIRECTORS:            7

BUSINESS RESTRICTED TO:             NONE

BUSINESS RESTRICTED FROM:           NONE

OTHER PROVISIONS:                   MEETINGS OF SHAREHOLDERS OF THE CORPORATION
                                    MAY BE HELD AT ANY PLACE WITHIN OR OUTSIDE
                                    ALBERTA.



               REGISTRATION AUTHORIZED BY: JIM DURWARD
                                           INCORPORATOR

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                                  SCHEDULE "A"
                         ATTACHED TO AND FORMING PART OF
                          ARTICLES OF INCORPORATION OF
                           EMISSION DIFFERENTIALS LTD.
                               (the "Corporation")


1. The Corporation is authorized to issue:

(a)      an unlimited number of Class "A" VOTING Common Shares;
(b)      an unlimited number of Clans "B" VOTING Common Shares:
(c)      an unlimited number of Class "C" NON-VOTING Common Shares;
(d)      an unlimited number of Class "D" NON-VOTING Common Shares;
(e)      an unlimited number of Class "E" NON-VOTING Preferred Shares.

2. The rights, privileges and restrictions attached to Class "A" and Class "B" Voting Shares include:

(a) The right to vote at any meeting of the shareholders of the Corporation;

(b) The right to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the said Board.

3. The rights, privileges and restrictions attached to Class "C" and Class "D" Non-Voting Common Shares include:

(a) The right to receive, if, as and when declared by the Board dividends that may be fixed by resolution of the Board;

(b) Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA), as from time to time amended, the holders of Class "C" and Class "D" Non-Voting Common Shares of the Corporation shall not be entitled to vote at meetings of the shareholders of the Corporation.

4. The holders of each class of common shares of the Corporation shall be entitled:

(a) To receive dividends to the exclusion of the other classes of common shares of the Corporation;

(b) Subject to the rights of the holders of Class "E" Non-Voting Preferred Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

5. The rights, privileges and restrictions attached to the Class "E" Non-Voting preferred shares (the 'Class "E" Shares') are as follows:

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(a)      The holders of the Class "E" Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.

(b) No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Class "E" Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Class "E" Shares to any dividend for such fiscal year shall be forever extinguished;

(c) In the event of liquidation, dissolution, or winding up of the Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Class "E" Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Class "E" Shares are entitled to and such solders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

(d) By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation an any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;

(e) The Redemption Amount shall be the amount fixed by resolution of the Directors of the Corporation at the time of the issuance of the Class "E" Shares.

(f) By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any data fixed by such resolution at the lowest price at which, in the opinion of the Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(g) Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation, specifying the date and place or places of redemption or repurchase,

(h) If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shame to be redeemed or repurchased shall be deposited by the Corporation with any trust company or chartered bank (to be specified in the notice) an or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except open the surrender of the share certificates representing the shares to be redeemed or repurchased.

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(i)      In case part only of the then outstanding Class "E" Shares is at any time to be redeemed of repurchased by resolution and notice of Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Class "E" Shares held by each holder thereof pro-rata according to the number of shares held by each, except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Class "E" Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation;

(j) Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA), as from time to time amended, the holders of Class "E" Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.

Incorporate Alberta Corporation - Registration Statement


INCORPORATE ALBERTA CORPORATION - REGISTRATION STATEMENT

SERVICE REQUEST NUMBER:             6003835
ALBERTA CORPORATION TYPE:           Named Alberta Corporation
LEGAL ENTITY NAME:                  EMISSION DIFFERENTIALS LTD.
FRENCH EQUIVALENT NAME:
NUANS NUMBER:                       79974357
NUANS DATE:                         2004/04/15
FRENCH NUANS NUMBER:
FRENCH NUANS DATE:

REGISTERED ADDRESS
STREET:                             1200, 1015 - 4TH STREET SW
LEGAL DESCRIPTION:
CITY:                               CALGARY
PROVINCE:                           ALBERTA
POSTAL CODE:                        T2R 1J4

RECORDS ADDRESS
STREET:
LEGAL DESCRIPTION:
CITY:
PROVINCE: POSTAL ODE;

ADDRESS FOR SERVICE BY
MAIL
POST OFFICE BOX:
CITY:
PROVINCE:
POSTAL CODE:
INTERNET MAIL ID:


SHARE STRUCTURE:                    SEE ATTACHED SCHEDULE "A"

SHARE TRANSFERS RESTRICTIONS:       NO SHARES OF THE CORPORATION SHALL BE
                                    TRANSFERRED WITHOUT THE APPROVAL OF THE
                                    DIRECTORS OF THE CORPORATION AS EVIDENCED BY
                                    A RESOLUTION OF THE DIRECTORS OF THE
                                    CORPORATION.


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
Incorporate Alberta Corporation - Registration Statement


     NUMBER OF DIRECTORS:
     MIN NUMBER OF DIRECTORS:       1
     MAX NUMBER OF DIRECTORS:       7
     BUSINESS RESTRICTED TO:        NONE
     BUSINESS RESTRICTED FROM:      NONE

     OTHER PROVISIONS:              MEETINGS OF SHAREHOLDERS OF THE CORPORATION
                                    MAY BE HELD AT ANY PLACE WITHIN OR OUTSIDE
                                    ALBERTA.

     PROFESSIONAL ENDORSEMENT
     PROVIDED:
     FUTURE DATING REQUIRED:
     REGISTRATION DATE:             2004/04/20

--------------------------------------------------------------------------------

     DIRECTOR

     LAST NAME:            DURWARD
     FIRST NAME:           JIM
     MIDDLE NAME:
     STREET/BOX NUMBER:    3632 - 13 STREET SW
     CITY:                 CALGARY
     PROVINCE:             ALBERTA
     POSTAL CODE:          T2T 3R1
     COUNTRY:
     RESIDENT CANADIAN:    Y

     LAST NAME:            SAYERS
     FIRST NAME:           RYAN
     MIDDLE NAME:
     STREET/BOX NUMBER:    138 ARBOUR VISTA CLOSE NW
     CITY:                 CALGARY
     PROVINCE:             ALBERTA
     POSTAL CODE:          T3G 5P5
     COUNTRY:
     RESIDENT CANADIAN:    Y

--------------------------------------------------------------------------------

     ATTACHMENT


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
Incorporate Alberta Corporation - Registration Statement


         ---------------      ------------------      -------------
         ATTACHMENT TYPE      MICROFILE BAR CODE      DATE RECORDED
         ---------------      ------------------      -------------
         Share Structure      ELECTRONIC              2004/04/20
         ---------------      ------------------      -------------



REGISTRATION AUTHORIZED BY: JIM DURWARD
                            INCORPORATOR


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SERVICE PROVIDER CORRECT LEGAL ENTITY - Proof of Correction


    SERVICE PROVIDER CORRECT LEGAL ENTITY - PROOF OF CORRECTION

     AMENDMENT DATE:                2004/04/20

     SERVICE REQUEST NUMBER:        6006672
     CORPORATE ACCESS NUMBER:       2011033244
     LEGAL ENTITY NAME:             EMISSION DIFFERENTIALS LTD
     LEGAL ENTITY STATUS:           Active
     LEGAL ENTITY TYPE:             Alberta Business Corporation

     REGISTERED ADDRESS
     STREET:                        1200, 1015 - 4TH STREET SW
     CITY:                          CALGARY
     PROVINCE:                      ALBERTA
     POSTAL CODE:                   T2R 1J4

     CERTIFICATE REQUIRED:          N

--------------------------------------------------------------------------------

     DIRCETOR/SHAREHOLDER/RECORD KEEPER/LIQUIDATOR

     STATUS:                                                Active
     DIRCETOR/SHAREHOLDER/RECORD KEEPER/LIQUIDATOR TYPE:    Director
     INDIVIDUAL / LEGAL ENTITY TYPE:                        Individual
     LAST NAME / LEGAL ENTITY NAME:                         DURWARD
     FIRST NAME:                                            JIM
     STREET/BOX NUMBER:                                     3632 - 13 STREET SW
     CITY:                                                  CALGARY
     PROVINCE:                                              ALBERTA
     POSTAL CODE:                                           T2T 3R1
     APPOINTMENT DATE:                                      2004/04/20
     RESIDENT CANADIAN:                                     Y


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SERVICE PROVIDER CORRECT LEGAL ENTITY - Proof of Correction


  STATUS:                                              Active
  DIRCETOR/SHAREHOLDER/RECORD KEEPER/LIQUIDATOR TYPE:  Director
  INDIVIDUAL / LEGAL ENTITY TYPE:                      Individual
  LAST NAME / LEGAL ENTITY NAME:                       SAYERS
  FIRST NAME:                                          RYAN
  STREET/BOX NUMBER:                                   138 ARBOUR VISTA CLOSE NW
  CITY:                                                CALGARY
  PROVINCE:                                            ALBERTA
  POSTAL CODE:                                         T3G 5P5
  APPOINTMENT DATE:                                    2004/04/20
  RESIDENT CANADIAN:                                   Y


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